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                                                                   Exhibit 10.16

                             The Palmieri Company


April 12, 1999


HealthCor Holdings, Inc.
8150 North Central Expressway
Suite M-2000
Dallas, TX  75206

Gentlemen:

This letter outlines the understanding between The Palmieri Company, a California corporation ("TPCO") and HealthCor Holdings, Inc., a Delaware corporation (the "Company") for the engagement of TPCO to provide consulting services to the Company. This agreement supercedes that certain consulting agreement entered into between the parties on February 23, 1999.


                                   Services
                                   --------


Victor H. Palmieri and Richard E. Fasold shall, on request of the Company, provide consultation with and assistance to management as required with particular emphasis on accomplishing one or more transactions involving the sale of the Company, its lines of business or other assets prior to June 30, 1999.


                                 Compensation
                                 ------------


As compensation for the services to be rendered by Palmieri and Fasold hereunder, TPCO shall be paid on the basis of the following daily rates:

                        Victor H. Palmieri-  $5,000/day
                        Richard E. Fasold-  $3,000/day

plus expenses at 17.5%.


                          Relationship of the Parties
                          ---------------------------

The parties intend that an independent contractor relationship will be created by this agreement. TPCO is not to be considered an employee or agent of the Company and the employees of TPCO are not entitled to any of the benefits that the Company provides for the Company's employees.

The Company also agrees not to solicit, recruit or hire any employees or agents of TPCO for a period of two years subsequent to the completion and/or termination of this agreement.


                                Confidentiality
                                ---------------

TPCO agrees to keep confidential all information obtained from the Company.
TPCO agrees that neither it nor its directors, officers, principals, employees, agents or attorneys will disclose to
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any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company or any affiliate thereof which is either non-public, confidential or proprietary in nature ("Information") which it obtains or is given access to during the performance of the services provided hereunder. TPCO may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder. In addition, TPCO will have the right to disclose to others in the normal course of business its involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

The Company acknowledges that all advice (written or oral) given by TPCO to the Company in connection with TPCO's engagement is intended solely for the benefit and use of the Company (limited to its management) in considering the transactions to which it relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to any time in any manner or for any purpose other than accomplishing the tasks and programs referred herein or in discussions with the Company's lenders or debt holders, without TPCO's prior approval (which shall not be unreasonably
withheld) except as required by a court of competent jurisdiction.   This
agreement will survive the termination of the engagement.


                            Indemnification of TPCO
                            -----------------------

The Company agrees to indemnify, hold harmless, and defend TPCO, Palmieri and Fasold, from and against all claims, liabilities, loss or damage and reasonable expenses as incurred, including reasonable legal fees and disbursements of counsel, relating to or arising out of the engagement, including any legal proceeding in which TPCO, Palmieri or Fasold may be required or agree to participate but are otherwise not a named party. TPCO, Palmieri and Fasold may, but are not required to, engage a firm of separate counsel of their choice in connection with any of the matters to which this indemnification agreement relates. This indemnification agreement does not apply to actions taken or omitted to be taken by us in bad faith.


                          Indemnification of Officers
                          ---------------------------

In addition to the foregoing indemnification, Palmieri and Fasold shall, along with any other personnel who may serve as officers of the Company, be individually covered by the same indemnification and directors' and officers' liability insurance as is applicable to such other officers of the Company.



                            Termination and Survival
                            ------------------------

The agreement may be terminated at any time by written notice by either party effective to the last day of the succeeding month; provided, however, that notwithstanding such termination TPCO will be entitled to any fees and expenses under the provisions of the agreement. Such payment obligation shall inure to the benefit of any successor or assignee of TPCO. Provided further, this agreement will immediately terminate at such time as the Company is unable to meet payroll as evidenced by written notice from TPCO.
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The obligations of the parties under the Indemnification of TPCO,
Indemnification of Officers, and Confidentiality sections of this agreement shall survive the termination of the agreement as well as the other sections of this agreement which expressly provide that they shall survive termination of this agreement.


                                 Governing Law
                                 -------------

This letter agreement is governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be performed entirely therein and without regard to choice of law or principals thereof.


                                   Conflicts
                                   ---------

We know of no fact or situation which would represent a conflict of interest for us with regard to the Company.


                                  Severability
                                  ------------

If any portion of the letter agreement shall be determined to be invalid or unenforceable, we each agree that the remainder shall be valid and enforceable to the maximum extent possible.


                                Entire Agreement
                                ----------------

All of the above contains the entire understanding of the parties relating to the services to be rendered by TPCO and may not be amended or modified in any respect except in writing signed by the parties.


                                    Notices
                                    -------

All notices required or permitted to be delivered under this letter agreement shall be sent, if to us, to the address set forth at the head of this letter, to the attention of Victor H. Palmieri, and if to you, to the address for you set forth above, to the attention of your General Counsel, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

If these terms meet with your approval, please sign and return the enclosed copy of this proposal.

We look forward to working with you.

Sincerely yours,

THE PALMIERI COMPANY


_______________________________
Victor H. Palmieri
Chairman and Chief Executive Officer
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Acknowledged and Agreed to:
HEALTHCOR HOLDINGS, INC.

__________________________________

By: ______________________________
Its: _____________________________
Dated: ___________________________